Exhibit 31.1

CERTIFICATION OF TRUSTEE

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard A. Sackett, certify that:

1. I have reviewed this annual report on Form 10-K of the REMEC Liquidating Trust (the “Liquidating Trust”).

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the net assets and changes in net assets under the liquidation basis of accounting of the Liquidating Trust as of, and for, the periods presented in this annual report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Liquidating Trust and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Liquidating Trust, is made known to me by others within those entities, particularly during the period in which this annual report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the Liquidating Trust’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and,

d) disclosed in this report any change in the Liquidating Trust’s internal control over financial reporting that occurred during the Liquidating Trust’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the REMEC Liquidating Trust’s internal control over financial reporting.

5. This report discloses, based on my most recent evaluation of internal control over financial reporting:

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Liquidating Trust’s ability to record, process, summarize and report financial information; and,

b) any fraud, whether or not material, that involves management or other contractors who have a significant role in the Liquidating Trust’s internal control over financial reporting.

Date: March 20, 2012	By:	/s/ Richard A. Sackett
Richard A. Sackett
Trustee